UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 8, 2011

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

On June 8, 2011, Cameron International Corporation (the “Company”) entered into a Rule 10b5-1 repurchase plan (the “Plan”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”) under which Credit Suisse may repurchase up to $111,000,000 aggregate principal amount of the Company’s 2.50% Convertible Senior Notes due 2026 (the “Notes”).   The Notes may be purchased by Credit Suisse during the period beginning June 29, 2011 and ending one day following the release of the Company’s earnings for the second quarter of 2011.  The Plan specifies the timing and market prices of the purchases, subject to the terms and conditions of the Plan, and is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  Depending upon prevailing market conditions and other factors, there can be no assurance that all authorized Notes will be purchased pursuant to the Plan.  The Plan allows the Company to repurchase its Notes during periods when it would normally not be active in the market due to its internal trading “blackout” period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:  June 10, 2011